Dutch Bros Inc. Announces First Quarter 2022 Financial Results
Opened 34 Shops, Revenue Up 54% Year-over-Year
Increases Development Target to at least 130 Shop Openings in 2022
Revises Full Year 2022 Outlook
GRANTS PASS, OREGON - May 11, 2022 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”) one of the fastest-growing brands in the food service and restaurant industry in the United States by location count, today reported financial results for the first quarter ended March 31, 2022. The Company also revised its full year 2022 outlook.
Joth Ricci, Chief Executive Officer and President of Dutch Bros Inc., stated, “The consumer demand for our beverages remains strong. Our substantial top-line revenue growth of 54% was primarily driven by the 107 company-operated shops opened over the past twelve months, a 56% increase, including 34 during the first quarter, and same shop sales of 6.0%. As a people-led growth story, we are particularly encouraged by our staffing levels and the performance of our newest shops, spread across many markets, including some that generated record initial sales. Our ability to increase revenues while successfully developing new shops reinforces our commitment to offering exceptional drive-thru experiences and confidence in our long-term strategy and growth targets.”
He added, “Still, we were not immune to the record inflation that surpassed our expectations and pressured margins in our company-operated shops. While we believe these margin impacts may be short-term, we have opted to take a more conservative stance regarding adjusted EBITDA for 2022 as we monitor our pricing and the escalating cost environment.”
He concluded, “We are currently celebrating Dutch Bros’ milestone 30th anniversary, and have marked the occasion by launching our eastward expansion, beginning in Nashville. While Dutch Bros is already a well-established and respected brand on the West Coast, we are still in the early stages of our development with the potential for at least 4,000 shops nationwide over the next 10 to 15 years. In 2022, we now intend to open at least 130 new shops, supported by a robust pipeline and strong consumer acceptance. Besides moving east, we are excited about further expansion in existing markets, including Southern California, which we believe will be another significant growth market. As we continue on our journey, we are committed to always putting our people first and making a massive difference in the lives of our employees, customers, and communities. To that end, I am pleased to announce that, along with our franchise partners, we raised over $800,000 in our annual Dutch Luv fundraiser for local food banks, surpassing over $2.1 million raised since 2019.”

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First Quarter 2022 Highlights:
•Opened 34 new shops, our second-highest quarterly opening count on record. All shops opened in the quarter were company-operated shops.
•Total revenues grew 54.0% to $152.2 million as compared to $98.8 million in the same period of 2021.
•Company-operated shop revenues increased 67.1% to $130.2 million as compared to $77.9 million in the same period of 2021.
•System same shop sales1 grew 6.0% in the first quarter and 11.1% vs. 2019. Company-operated same shop sales grew 5.1% in the first quarter, reflecting higher traffic and check, partially offset by intentional sales transfer, and 9.9% vs. 2019.
•Company-operated shop gross profit was $16.6 million as compared to $17.6 million2 in the same period of 2021.
•Company-operated shop contribution3, a non-GAAP financial measure, grew 14.1% to $23.8 million as compared to $20.8 million2 in the same period of 2021.
•Net loss was $(16.3) million as compared to $(4.8) million2 in the same period of 2021. For the first quarter of 2022, we recognized $9.9 million of non-cash equity-based compensation.
•Adjusted EBITDA3, a non-GAAP financial measure, was $9.7 million as compared to $18.7 million2 in the same period of 2021. Rapid escalations in dairy costs well above historic levels drove increases in our cost of sales. Costs related to more rapid new unit growth, escalating minimum wage in select mature markets, and other factors drove increases in labor costs. The timing of certain maintenance and travel costs also contributed to increased operating and other costs.
•Adjusted net income (loss)3, a non-GAAP financial measure, was $(2.5) million as compared to $12.3 million2 in the same period of 2021.
•Net loss per share of Class A and Class D common stock - diluted was $(0.10) and Adjusted net loss per fully exchanged share of common stock3, a non-GAAP financial measure, was $(0.02).
_________________
1    Same shop sales is defined in the section “Select Financial Metrics”.
2    The Company’s historical results have been revised to reflect an immaterial error correction related to employee sick leave accrual. For additional information, see sections “Condensed Consolidated Statements of Operations”, “Company-operated Shop Results”, and “Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals”.
3    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.

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Outlook
For full year 2022, Dutch Bros is providing the following outlook:
•Total system shop openings are now expected to increase to at least 130, of which at least 110 shops will be company-operated.
•Total revenues are projected to remain in the range of $700 million to $715 million, reflecting our continued expansion in shop openings.
•Same shop sales1 growth is now estimated to be approximately flat.
•Adjusted EBITDA2 is now estimated to be at least $90 million, reflecting near-term margin pressure in our company-operated shops and our decision to take modest price increases during the year.
•Capital expenditures are still estimated to be in the range of $175 million and $200 million, which includes approximately $15 million to $20 million for our new roasting facility that we project will open in 2023.
For Q2 2022, Dutch Bros is providing the following outlook:
•Total shop openings are expected to be at least 30, of which nearly all shops will be company-operated.
•Same shop sales1 are estimated to be flat to slightly negative as we face macro-economic headwinds impacting consumer discretionary income and gas prices. April same shop sales were (3.7)% in 2022 compared to 22.6% in 2021, our largest rollover of the year.
_________________
1    Same shop sales is defined in the section “Select Financial Metrics”.
2    We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Joth Ricci, Chief Executive Officer and President, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the first quarter ended March 31, 2022.
Event: First Quarter 2022 Conference Call and Webcast
Date: Wednesday, May 11, 2022
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 572 locations across 12 states as of March 31, 2022.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, and TikTok, and download the Dutch Bros app to earn points and score rewards!

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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Dutch Bros’ possible or assumed future results of operations, including guidance for 2022, new shop openings, business strategies, potential growth opportunities and the effects of current market conditions. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “should,” “future,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to the evolving COVID-19 pandemic, general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees; and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 11, 2022, our Quarterly Report on Form 10-Q for the period ended March 31, 2022 to be filed with the SEC, and in our future reports to be filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands, except per share amounts; unaudited)	2022	2021 ¹
REVENUES
Company-operated shops	$130,187	$77,917
Franchising and other	21,969	20,868
Total revenues	152,156	98,785

COSTS AND EXPENSES
Cost of sales	121,167	66,508
Selling, general and administrative	45,214	35,986
Total costs and expenses	166,381	102,494

LOSS FROM OPERATIONS	(14,225)	(3,709)

OTHER EXPENSE
Interest expense, net	(2,489)	(1,017)
Other income (expense), net	221	(53)
Total other expense	(2,268)	(1,070)

LOSS BEFORE INCOME TAXES	(16,493)	(4,779)
Income tax expense (benefit)	(214)	43
NET LOSS	$(16,279)	$(4,822)
Less: Net loss attributable to Dutch Bros OpCo prior to the Reorganization Transactions	—	(4,822)
Less: Net loss attributable to non-controlling interests	(11,332)	—
NET LOSS ATTRIBUTABLE TO DUTCH BROS INC.	$(4,947)	$—
Net loss per share of Class A and Class D common stock [2]:
Basic	$(0.10)	N/A
Diluted	$(0.10)	N/A
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	48,059	N/A
Diluted	48,059	N/A
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the condensed consolidated statement of operations for the three months ended March 31, 2021 with impacted line items presented below.
•Decrease in cost of sales of $0.4 million
•Decrease in selling, general and administrative of $0.4 million
•Decrease in total costs and expenses of $0.8 million
•Decrease in loss from operations of $0.8 million
•Decrease in loss before income taxes of $0.8 million
•Decrease in net loss of $0.8 million
•Decrease in net loss attributable to Dutch Bros OpCo prior to the Reorganization Transactions of $0.8 million
2    Basic and diluted net loss per share of Class A and Class D common stock are applicable only for periods subsequent to September 14, 2021, which is the effective date of the Company’s Reorganization Transactions and IPO.

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DUTCH BROS INC.
Segment Financials

	Three Months Ended March 31,
(in thousands; unaudited)	2022	2021 ¹
Revenues:
Company-operated shops	$130,187	$77,917
Franchising and other	21,969	20,868
Total revenues	152,156	98,785
Cost of Sales:
Company-operated shops	113,548	60,339
Franchising and other	7,619	6,169
Total cost of sales	121,167	66,508
Segment gross profit:
Company-operated shops	16,639	17,578
Franchising and other	14,350	14,699
Total gross profit	30,989	32,277
Selling, general and administrative	(45,214)	(35,986)
Interest expense, net	(2,489)	(1,017)
Other expense, net	221	(53)
Loss before income taxes	$(16,493)	$(4,779)
Depreciation and amortization:
Company-operated shops	$7,140	$3,271
Franchising and other	1,342	1,493
All other	700	586
Total depreciation and amortization	$9,182	$5,350
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within segment financials for the three months ended March 31, 2021 with impacted line items presented below.
•Decrease in company-operated segment cost of sales of $0.38 million
•Decrease in franchising and other segment cost of sales of $0.03 million
•Decrease in total cost of sales of $0.4 million
•Increase in company-operated segment gross profit of $0.38 million
•Increase in franchising and other segment gross profit of $0.03 million
•Increase in total gross profit of $0.4 million
•Decrease in selling, general and administrative expenses of $0.4 million
•Decrease in loss before income taxes of $0.8 million

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended March 31,
	2022		2021 ¹
(in thousands; unaudited)	$	%	$	%
Company-operated shop revenue	130,187	100.0	77,917	100.0

Beverage, food and packaging costs	35,622	27.4	18,198	23.4
Labor costs	41,761	32.1	25,340	32.5
Occupancy and other costs	23,003	17.7	11,801	15.1
Pre-opening costs	6,022	4.6	1,729	2.2
Depreciation and amortization	7,140	5.5	3,271	4.2
Company-operated shop gross profit	16,639	12.8	17,578	22.6
Company-operated shop contribution [2]	23,779	18.3	20,849	26.8
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the company-operated shop segment for the three months ended March 31, 2021. The impacted line items are presented below.
•Decrease in company-operated segment labor costs of $0.38 million
•Increase in company-operated segment gross profit and segment contribution of $0.38 million
2    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Three Months Ended March 31,
(in thousands; unaudited)	2022	2021
Net cash flows provided by (used in) operating activities	$(756)	$15,487
Net cash flows used in investing activities	(46,021)	(7,067)
Net cash provided by (used in) financing activities	55,025	(5,084)
Net increase in cash	$8,248	$3,336
Cash and cash equivalents at beginning of period	18,506	31,640
Cash and cash equivalents at end of period	$26,754	$34,976

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	March 31, 2022	December 31, 2021 ¹
ASSETS
Current assets:
Cash and cash equivalents	$26,754	$18,506
Accounts receivable, net	12,870	10,644
Inventory	26,927	23,345
Prepaid expenses and other current assets	5,892	8,796
Total current assets	72,443	61,291
Property and equipment, net	257,912	301,998
Finance lease right-of-use assets, net	141,874	—
Operating lease right-of-use assets, net	154,939	—
Intangibles, net	11,923	11,103
Goodwill	21,629	18,715
Deferred income tax asset, net	223,376	159,031
Other long-term assets	410	1,562
Total assets	$884,506	$553,700
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,837	$20,440
Accrued liabilities	19,571	20,970
Other current liabilities	6,291	6,471
Deferred revenue	23,828	22,807
Line of credit	25,527	64,104
Current portion of tax receivable agreements liability	450	450
Current portion of finance lease obligations	4,491	3,389
Current portion of operating lease obligations	8,698	—
Current portion of long-term debt	1,979	103
Total current liabilities	112,672	138,734
Deferred revenue, net of current portion	4,591	5,030
Tax receivable agreements liability, net of current portion	164,460	109,283
Finance lease obligations, net of current portion	142,884	79,588
Operating lease obligations, net of current portion	148,483	—
Long-term debt, net of current portion	97,294	3,503
Deferred rent	—	3,153
Other long-term liabilities	672	680
Total liabilities	671,056	339,971
Equity:
Common stock	2	2
Additional paid in capital	122,655	107,193
Accumulated deficit	(17,240)	(12,679)
Total stockholders' equity attributable to Dutch Bros Inc. / members’ equity	105,417	94,516
Non-controlling interests	108,033	119,213
Total equity	213,450	213,729
Total liabilities and equity	$884,506	$553,700
_______________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the consolidated balance sheets as of December 31, 2021 with impacted line items presented below.
•Decrease in accrued liabilities of $3.5 million
•Decrease in total current liabilities of $3.5 million
•Decrease in total liabilities of $3.5 million
•Increase in additional paid in capital of $0.8 million
•Increase in accumulated deficit of $0.2 million
•Increase in total stockholders’ equity attributable to Dutch Bros Inc. / members’ equity of $1.0 million
•Increase in non-controlling interest of $2.5 million
•Increase in total equity of $3.5 million

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended March 31,
(in thousands, except number of shops data; unaudited)	2022	2021 ¹
Shop count, beginning of period
Company-operated	271	182
Franchised	267	259
	538	441
Company-operated new openings	34	9
Franchised new openings	—	3
Acquisition of franchise shops	5	—
Shop count, end of period
Company-operated	310	191
Franchised	262	262
Total shop count	572	453

Average unit volume (AUV) [2]	$1,892	$1,712
Company-operated shops	$1,829	$1,610

Same shop sales growth [3,5]	6.0%	7.0%
Company-operated shops	5.1%	10.0%

Company-operated shop revenue	$130,187	$77,917
Company-operated gross profit	$16,639	$17,578
Company-operated shop contribution [4]	$23,779	$20,849
Company-operated shop gross profit as a % of company-operated shop revenue	12.8%	22.6%
Company-operated shop contribution as a % of company-operated shop revenue [4]	18.3%	26.8%

Net loss	$(16,279)	$(4,822)
Adjusted EBITDA [4]	$9,662	$18,685
Net loss as % of revenue	(10.7)%	(4.9)%
Adjusted EBITDA as % of revenue [4]	6.4%	18.9%

Systemwide sales [4,5]	$254,565	$190,477
Dutch Rewards member registrations [6]	489	1,555
___________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the condensed consolidated statement of operations, segment financials, company-operated shop segment financial results, and non-GAAP results for the three months ended March 31, 2021 with impacted line items presented below.

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•Net loss prior period adjustment details are provided in the section “Condensed Consolidated Statements of Operations”.
•Company-operated gross profit and contribution prior period adjustment details are provided in the sections “Segment Financials” and “Company-operated Shop Results”.
•Adjusted EBITDA prior period adjustment details are provided in the section “Non-GAAP Financial Measures”.
2    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
3    Same shop sales growth reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended March 31,
	2022	2021
Systemwide shop base	414	355
Company-operated shop base	173	113
4    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
5    Systemwide sales and systemwide same shop sales include company-operated shop revenue and sales at franchised shops during the comparable periods noted. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of overall Dutch Bros locations financial health, growth and future expansion prospects.
6    Dutch Rewards, a digitally-based rewards program available exclusively through the Dutch Rewards app, was launched February 2021. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across the industry by our investors.

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EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income (loss) before interest expense (net of interest income), income taxes expense (benefit), and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with equity offerings, COVID-19: “Thank You” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, and costs incurred for company-wide milestone events.
Adjusted EBITDA Margin — definition and/or calculation
Defined as Adjusted EBITDA (as defined above), taken as a percentage of total revenue.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe the non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted net income (loss)
Definition and/or calculation
Net income (loss), excluding equity-based compensation expense, expenses associated with equity offering, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, and income tax effects of items excluded from net income (loss).
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of RSAs and RSUs, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.
Usefulness to management and investors
This non-GAAP measure is used a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income (loss) per fully exchanged share of diluted common stock
Definition and/or calculation
Net income (loss) per share of Class A and Class D common stock – diluted, excluding per share impacts of equity-based compensation expense, expenses associated with equity offering, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, income tax effects of items excluded from net income (loss), and removal of per share impacts of controlling and non-controlling interests.

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Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net income (loss) adjustments, we believe these measures facilitate a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros PubCo1 and/or Profit Interest Units in Dutch Bros OpCo2 to certain eligible employees.
Expenses associated with equity offerings
Costs incurred as a result of our stock offerings. These costs include legal fees, consulting fees, tax and accounting fees, and payroll taxes related to the grant and vesting of stock awards for certain employees.
COVID-19: “thank you” pay and catastrophic leave
Costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours. All COVID-19-related protocols, including catastrophic leave, will remain in effect until the end of the COVID-19 pandemic as determined by the appropriate government agency.
COVID-19: Prepaid costs not utilized
Costs related to the write-off of previously prepaid expenses for the development of a virtual corporate engagement platform built in response to the health restrictions of the COVID-19 pandemic. The platform was developed as a substitute for in-person engagement practices used pre-pandemic. The platform has been determined ineffective, particularly as we shift back to in-person events with the easing of restrictions related to the COVID-19 pandemic.
Milestone events
Costs incurred for company-wide events to celebrate 30 years of serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE to our customers.
Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and C common stock that are assumed to be exchanged for Class A common stock.
Removal of allocation for controlling and non-controlling interests
Removal of the net income (loss) allocation to controlling and non-controlling interests to align the numerator of the net income (loss) per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.
___________
1    Dutch Bros PubCo refers to Dutch Bros Inc., a Delaware Corporation, in which its Class A common stock is publicly traded on the New York Stock Exchange under the symbol “BROS”.
2    Dutch Bros OpCo refers to Dutch Mafia, LLC, a Delaware limited liability company, and a direct subsidiary of Dutch Bros Inc.

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Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended March 31,
	2022		2021 ¹
(in thousands; unaudited)	$	%	$	%
Company-operated shop gross profit	16,639	12.8	17,578	22.6
Depreciation and amortization	7,140	5.5	3,271	4.2
Company-operated shop contribution	23,779	18.3	20,849	26.8
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1    The Company’s historical results have been revised to reflect an immaterial error correction related to employee sick leave accrual. For additional information, see section “Company-operated Shop Results”.

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	Three Months Ended March 31,
	2022		2021 ¹
(in thousands; unaudited)	$	%	$	%
Net loss	(16,279)	(10.7)	(4,822)	(4.9)
Depreciation and amortization	9,182	6.0	5,350	5.4
Interest expense, net	2,489	1.6	1,017	1.0
Income tax expense (benefit)	(214)	(0.1)	43	—
EBITDA	(4,822)	(3.2)	1,588	1.6
Equity-based compensation	9,900	6.5	14,650	14.8
Expenses associated with equity offerings	—	—	76	0.1
COVID-19: “thank you pay” and catastrophic leave	950	0.6	2,371	2.4
COVID-19: prepaid costs not utilized	1,200	0.8	—	—
Milestone events	2,434	1.6	—	—
Adjusted EBITDA	9,662	6.4	18,685	18.9

	Three Months Ended March 31,
(in thousands; unaudited)	2022	2021 ¹
Net loss	$(16,279)	$(4,822)
Equity-based compensation	9,900	14,650
Expenses associated with equity offerings	—	76
COVID-19: “thank you pay” and catastrophic leave	950	2,371
COVID-19: prepaid costs not utilized	1,200	—
Milestone events	2,434	—
Income tax effects	(721)	—
Adjusted net income (loss)	$(2,516)	$12,275
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1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the condensed consolidated statements of operations and non-GAAP results for the three months ended March 31, 2021 with impacted line items presented below.
•Decrease in net loss of $0.8 million
•Increase in EBITDA of $0.8 million
•Increase in adjusted EBITDA of $0.8 million
•Increase in adjusted net income (loss) of $0.8 million

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	Three Months Ended March 31,
(in thousands, except per share amounts; unaudited)	2022		2021
Weighted-average shares of Class A and Class D common stock outstanding - diluted	48,059	¹	N/A
Assumed exchange of weighted-average Class B and Class C shares of common stock	112,861	¹	N/A
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	160,920	¹	N/A

Net loss per share of Class A and Class D common stock - diluted	$(0.10)	¹	N/A
Controlling and non-controlling interest adjustments	(0.02)		N/A
Equity-based compensation	0.06		N/A
COVID-19: “thank you pay” and catastrophic leave	0.01		N/A
COVID-19: prepaid costs not utilized	0.01		N/A
Milestone events	0.02		N/A
Income tax effects	—		N/A
Adjusted net loss per fully exchanged share of common stock	$(0.02)		N/A
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1    Weighted-average shares and net loss per share of Class A and Class D common stock on a diluted basis are applicable only for the periods subsequent to September 14, 2021, which is the effective date of the Company’s Reorganization Transactions and IPO.

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